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                                                                     EXHIBIT 4.2

                                FOURTH AMENDMENT

                  FOURTH AMENDMENT (this "Amendment"), dated as of June 8, 2000, among INFOUSA INC., a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Lenders"), and BANKERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :

                  WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of July 23, 1999 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement");

                  WHEREAS, the Borrower has requested the Lenders to treat, and the Lenders have agreed to treat, VideoYellowPagesUSA.com, Inc. ("VYP"), businessCreditUSA.com, Inc. ("BC") and ListBazaar.com, Inc. ("LB"), each currently a Wholly-Owned Domestic Subsidiary of the Borrower, as additional Unrestricted Subsidiaries under (and as defined in) the Credit Agreement (after giving effect to this Amendment) on the terms and conditions set forth herein; and

                  WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided, subject to and on the terms and conditions set forth herein;

                  NOW, THEREFORE, it is agreed:

                  1. Section 8.20 of the Credit Agreement is hereby deleted and the following new Section 8.20 is inserted in lieu thereof:

                  "8.20 Ownership in Unrestricted Subsidiaries. The Borrower and/or a Subsidiary Guarantor will at all times maintain an equity ownership interest (on a fully diluted basis) in the capital stock of each of info.com, VYP, BC and LB equal to at least 35% of the total outstanding capital stock of each such Unrestricted Subsidiary (on a fully diluted basis)."

                  2. Section 9.05 of the Credit Agreement is hereby amended by
(i) deleting the word "and" appearing at the end of clause (xv) thereof, (ii) deleting the period appearing at the end of clause (xvi) thereof and inserting "; and" in lieu thereof and (iii) inserting the following new clause (xvii) at the end thereof:

                  "(xvii) the Borrower may contribute the assets of its businessCreditUSA.com operating unit to BC."


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                  3. Clause (v) of Section 9.11(a) of the Credit Agreement is
hereby deleted and the following new clause (v) is inserted in lieu thereof:

                  "(v) amend, modify or change any Unrestricted Subsidiary Tax Sharing Agreement without the prior written consent of the Administrative Agent."

                  4. Section 10.11 of the Credit Agreement is hereby deleted and the following new Section 10.11 is inserted in lieu thereof:

                  "10.11 Unrestricted Subsidiary Tax Payments. Any Unrestricted Subsidiary shall not pay any material amounts owing by it under the Unrestricted Subsidiary Tax Sharing Agreement to which it is a party and such failure shall continue unremedied for 30 or more days;".

                  5. The definitions of "Unrestricted Subsidiary" and "Unrestricted Subsidiary Tax Sharing Agreement" appearing in Section 11 of the Credit Agreement are hereby deleted and the following new definitions of "Unrestricted Subsidiary" and "Unrestricted Subsidiary Tax Sharing Agreement" are inserted in lieu thereof:

                  "Unrestricted Subsidiary" shall mean each of info.com, VYP, BC and LB and each of their respective Subsidiaries provided that each such Person and its Subsidiaries shall only be permitted as Unrestricted Subsidiaries so long as (I) no such Unrestricted Subsidiary owns any capital stock of, or other equity interests in, or has any Lien on any property of, the Borrower or any Subsidiary of the Borrower other than a Subsidiary of an Unrestricted Subsidiary, and
         (II) any Indebtedness and other obligations of such Unrestricted Subsidiaries are non-recourse to the Borrower or any of its other Subsidiaries.

                  "Unrestricted Subsidiary Tax Sharing Agreement" shall mean each tax sharing agreement entered into by the Borrower and an Unrestricted Subsidiary.

                  6. Section 11 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

                  "BC" shall mean businessCreditUSA.com, Inc., a Delaware corporation.

                  "LB" shall mean ListBazaar.com, Inc., a Delaware corporation.

                  "VYP" shall mean VideoYellowPagesUSA.com, Inc., a Delaware corporation.

                  7. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the Fourth Amendment Effective Date (as defined in Section 13 of this Amendment), both before and after giving effect to this Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), (ii) there exists no Default or


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Event of Default on the Fourth Amendment Effective Date, both before and after giving effect to this Amendment, and (iii) each of VYP, BC and LB is permitted to be designated as an "Unrestricted Subsidiary" for purposes of, and as defined in, the Senior Subordinated Note Indenture.

                  8. Upon the occurrence of the Fourth Amendment Effective Date, the Lenders hereby agree that each of VYP, BC and LB shall be released from all of its obligations under the Credit Documents to which it is a party and all liens on their assets also shall be released from the Security Documents.

                  9. In order to induce the Lenders to enter into this Amendment, the Borrower hereby agrees to pay to each Lender which executes and delivers to the Administrative Agent a counterpart of this Amendment on or before 5:00 p.m. (New York time) on June 21, 2000, a fee equal to .05% of the sum of (I) such Lender's Revolving Loan Commitment on the Fourth Amendment Effective Date and (II) the aggregate outstanding principal amount of such Lender's Term Loans on the Fourth Amendment Effective Date, with such fee to be earned on the Fourth Amendment Effective Date and payable on the Business Day immediately thereafter.

                  10. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  11. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

                  12. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  13. This Amendment shall become effective on the date (the "Fourth Amendment Effective Date") when (i) the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office and (ii) the Unrestricted Subsidiary Tax Sharing Agreements with VYP, BC and LB shall have been entered into on terms and conditions satisfactory to the Administrative Agent.

                  14. From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                      * * *

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                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                      INFOUSA INC.

                                      By:   /s/ STORMY L. DEAN
                                         ---------------------------------------
                                         Name:  Stormy L. Dean
                                         Title: Chief Financial Officer


                                      BANKERS TRUST COMPANY,
                                        Individually and as Administrative Agent

                                      By:   /s/ DAVID J. BELL
                                         ---------------------------------------
                                         Name:  David J. Bell
                                         Title: Principal


                                      US BANK NATIONAL ASSOCIATION

                                      By:   /s/ KEVIN D. MUNRO
                                         ---------------------------------------
                                         Name:  Kevin D. Munro
                                         Title: Vice President


                                      UNION BANK OF CALIFORNIA, N.A.

                                      By:   /s/ HAGOP V. JAZMADARIAN
                                         ---------------------------------------
                                         Name:  Hagop V. Jazmadarian
                                         Title: Vice President


                                      [AND OTHER PARTICIPATING LENDERS]